CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Global Technology Fund in the John Hancock International/Global Funds' Prospectus and for the John Hancock Emerging Growth Fund in the John Hancock Growth Funds' Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Global Technology Fund Class A and Class B Shares Statement of Additional Information and in the John Hancock Emerging Growth Fund Class A and Class B Shares Statement of Additional
Information and to the incorporation by reference in Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A No. 2-75807) of our report dated December 15, 1997 on the financial statements and financial highlights of the John Hancock Global Technology Fund and our report dated December 12, 1997 on the financial statements and financial highlights of the John Hancock Emerging Growth Fund.




                                                           /s/ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP


Boston, Massachusetts
February 20, 1998

                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post Effective Amendment No. 29 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 12, 1996, relating to the financial statements and the financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of the John Hancock Global Technology Fund, which is also incorporated by reference into the Registration Statement.




/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP


Boston, Massachusetts
February 24, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of John Hancock Global Technology Fund and the Directors of John Hancock Technology Series, Inc.

In our opinion, the accompanying statement of assets and liabilities, including the schedule of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of John Hancock Global Technology Fund (the "Fund") (a series of John Hancock Technology Series, Inc.) at October 31, 1996, and the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and the significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 1996 by correspondence with the custodian and brokers and the application of alternative auditing procedures where confirmations from brokers were not received, provide a reasonable basis for the opinion expressed above.


/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
December 12, 1996